UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	RBCN	The Nasdaq Stock Market LLC
Preferred Share Purchase Right

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2020, Rubicon Technology, Inc. (“Rubicon” or “Seller”) entered into a Real Estate Sale Contract (the “Agreement) with the Batavia Park District, an Illinois municipal corporation (“Purchaser”). Pursuant to the Agreement, Rubicon agreed to sell, and Purchaser agreed to purchase from Seller, Rubicon’s interest in that parcel of real property commonly known as Fox Valley Business Park, Lot 101, Batavia, Illinois 60510, (the “Property”) consisting of permanent index number 12-27-428-016.

On March 17, 2020, the town of Batavia, Illinois held a vote on a bond referendum to approve the issuance of approximately $27 million of municipal bonds. The bond referendum failed to win a plurality. This issuance was a condition precedent to the purchase of the Property.

On March 19, 2020, Rubicon received notice that the Purchaser was terminating the Agreement pursuant to its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which was filed as Exhibit 10.1 to a Current Report on Form 8-K, filed on February 28, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: March 19, 2020	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer

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